Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 POS No. 333-181109) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 POS No. 333-187264) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 POS No. 333-194164) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 POS No. 333-202315) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(5)	Registration Statement (Form S-8 POS No. 333-209690) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(6)	Registration Statement (Form S-8 POS No. 333-216100) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan,

(7)	Registration Statement (Form S-8 POS No. 333-223051) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan, and

(8)	Registration Statement (Form S-8 POS No. 333-229663) pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan;
of our reports dated February 12, 2020 with respect to the consolidated financial statements of The Carlyle Group L.P. and the effectiveness of internal control over financial reporting of The Carlyle Group L.P. included in this Annual Report (Form 10-K) of The Carlyle Group L.P. (the predecessor registrant of The Carlyle Group Inc.) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Tysons, VA
February 12, 2020